EXHIBIT 2.b

                   AMENDMENT NO. 1 TO ACQUISITION AGREEMENT


         AMENDMENT NO. 1 (the "Amendment") dated as of June 21, 1996 by and between FURNISHINGS INTERNATIONAL INC., a Delaware corporation (the "Buyer"), and Masco Corporation, a Delaware corporation ("Masco").


                             W I T N E S S E T H :


         WHEREAS, the Buyer and Masco have heretofore entered into an Acquisition Agreement dated as of March 29, 1996 (the "Acquisition Agreement"); and

         WHEREAS, the Parties hereto desire to amend the Acquisition Agreement to provide for a change to Section 11 thereof.

         NOW, THEREFORE, in consideration of the premises and of the respective agreements contained herein, the Parties agree to amend the Acquisition Agreement as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Acquisition Agreement shall have the meaning assigned to such term in the Acquisition Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Acquisition Agreement shall from and after the date hereof refer to the Acquisition Agreement as amended hereby.

         SECTION 2. Amendment of Section 11. Section 11 of the Acquisition Agreement is amended by replacing the date "July 31, 1996" in Section 11(a)(iv) with the date "August 15, 1996".

         SECTION 3. Counterparts, Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Amendment shall become effective as of the date hereof.

         SECTION 4. Rights Otherwise Unaffected. This Amendment is limited to the matters expressly set forth herein. Except to the extent specifically amended hereby,


















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all terms of the Acquisition Agreement shall remain in full force and effect.

         SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.









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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                 FURNISHINGS INTERNATIONAL INC.




                                 By  /s/ ROBERT L. GEORGE
                                   Name: Robert L. George
                                   Title: Executive Vice President



                                 MASCO CORPORATION



                                 By   /s/ JOHN R. LEEKLEY
                                   Name:  John R. Leekley
                                   Title: Vice President and
                                           General Counsel



















[Signature page to Amendment No. 1]



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